UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 23, 2023

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Main Street, Chatham, New Jersey 07928

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (862) 904-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TNXP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Acquisition of Assets from Upsher Smith Laboratories, LLC

Asset Purchase Agreement

On June 23, 2023, Tonix Pharmaceuticals Holding Corp, Inc. (the “Company”) and its wholly owned subsidiary Tonix Medicines, Inc., a Delaware corporation (“Acquisition Sub” and together with the Company, “Purchaser”), entered into that certain Asset Purchase Agreement (the “Asset Purchase Agreement”) with Upsher Smith Laboratories, LLC, a Minnesota limited liability company (“Seller”). Pursuant to the Asset Purchase Agreement, Purchaser will purchase and acquire Seller’s assets related to Seller’s Zembrace® SymTouch® (sumatriptan injection) 3 mg (“Zembrace”) and Tosymra® (sumatriptan nasal spray) 10 mg (“Tosymra”) products (such businesses collectively, the “Business” and the asset purchase, the “Asset Purchase”), inventory related to the Business and assume certain liabilities of Seller. The closing (“Closing”) is expected to occur on June 30, 2023.

As consideration for the Asset Purchase, Purchaser shall pay to Seller $15 million in cash (the “Cash Purchase Price”), $12 million of which is payable at Closing and $3 million of which is payable on the earlier of March 2024 and the completion of the transition services to be provided by Seller, as described below, and approximately $10 million in cash at Closing to acquire certain Business-related inventories, subject to final adjustment based on actual inventory at the time of Closing.

Purchaser has assumed certain obligations of Seller, including the payment of quarterly earn-out payments on annual net sales from the Business in the U.S. as follows: for Tosymra, 4% for net sales of $0 to $30 million, 7% of net sales of $30 to $75 million; 9% for net sales of $75 to $100 million; 12% for net sales of $100 to $150 million; and 15% for net sales greater than $150 million. Earn-out payments with respect to Tosymra are payable until the expiration or termination of the product’s Orange Book listed patent(s) with respect to the United States or, outside the United States, the expiration of the last valid claim covering the product in the relevant country of the territory. For Zembrace, earn-out payments onannual net sales in the U.S. are 3% for net sales of $0 to $30 million, 6% of net sales of $30 to $75 million; 12% for net sales of $75 to $100 million; 16% for net sales of greater than $100 million. Such earn-out payments are payable until July 19, 2025. Upon the entry of a generic version of the relevant product, the applicable earn-out rates shall be reduced by 90% percent with respect to Zembrace, and by 66.7% percent for Tosymra. Prior to Purchaser or a licensee filing an application for marketing authorization for either of the products in a permitted country outside the U.S., the parties will negotiate in good faith the earn-out payment rates annual net sales tiers that will apply for such country, based on the market opportunity for the product in such country. If the parties fail to agree, then the earn-out payment rates and annual net sales tiers described above will apply.

In addition, Purchaser has assumed the obligation to pay an additional 3% royalty on net sales of Tosymra, plus an additional 3% if a patent containing certain claims related to Tosymra issues in the U.S., for 15 years from the first commercial sale of Tosymra in the applicable country or for as long as the manufacture, use or sale of Tosymra in such country is covered by a valid claim of a licensed patent, and up to $15 million per Tosymra product on the achievement of sales milestones.

The Asset Purchase Agreement contains customary representations, warranties and covenants of the Purchaser and Seller. Subject to certain customary limitations, Purchaser and Seller each agree to indemnify the other party, and their officers, directors, employees and other authorized agents against certain losses related to, among other things, breach of representations, warranties, covenants and agreements as well as any excluded liabilities described therein.

The foregoing summary of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement that is filed herewith as Exhibit 1.01.

The representations, warranties and covenants contained in the Asset Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Asset Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Asset Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Asset Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Transition Services Agreement

In connection with the Asset Purchase and of as the Closing date, Purchaser will enter into a Transition Services Agreement (the “Transition Services Agreement”) with Seller. Pursuant to the Transition Services Agreement, Seller will provide certain transition services to Purchaser for base fees equal to $100,000 per month for the first six months, and $150,000 per months for the seventh through ninth months, plus additional monthly fees for each service category totaling up to $150,000 per month.

The foregoing description of the Transition Services Agreement does not purport to be complete and is qualified in its entirety to the full text of the Transition Services Agreement, which will be filed as an exhibit on a Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On June 26, 2023, the Company announced the Asset Purchase. A copy of the press release which discusses this matter is furnished hereto as Exhibit 99.01, and incorporated herein by reference.

The Company updated its investor presentation, which is used to conduct meetings with investors, stockholders and analysts and at investor conferences, and which the Company intends to place on its website, which may contain nonpublic information. A copy of the presentation is filed as Exhibit 99.02 hereto and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.01 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the United States Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the United States Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On June 26, 2023 the Company announced the Asset Purchase. Collectively, the Business generated product sales of approximately $23 million for the full year 2022 based on IQVIA 2022 retail sales data from the National Sales Perspectives (“NSP”) audit. The Closing is expected to take place on June 30, 2023. The Company believes the acquisition of the Business is strategic, and in addition to potential growth, over time, the acquisition may help build the Company’s commercial capabilities ahead of the potential launch of its TNX-102 SL product candidate for the treatment of fibromyalgia and build a specialty pharmaceuticals business. In addition, the Company believes the Business aligns with its TNX-1900 (intranasal potentiated oxytocin) product candidate, in clinical development for the prevention of chronic migraine, and that the Business will be under the Company’s control by the fourth quarter of 2023. U.S. retail sales during 2022 for Zembrace and Tosymra are approximately $19.6 million and $3.5 million, respectively, based on IQVIA 2022 retail sales from the NSP audit, and are covered by managed care contracts covering approximately 200 million patients. Net sales are projected at approximately 50% of gross sales. Patent protection for Zembrace and Tosymra are expected through 2036 and 2031, respectively.

Forward- Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, clinical trials, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the SEC. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.
1.01† 99.01 99.02 104

Asset Purchase Agreement, dated as of June 23, 2023, by and among Upsher-Smith Laboratories, LLC, Tonix Medicines, Inc. and Tonix Pharmaceuticals Holding Corp.

Press Release of the Company, June 26, 2023

Corporate Presentation by the Company for June 2023

Cover Page Interactive Data File (embedded within the Inline XBRL document)

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†The annexes, schedules, and certain exhibits to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: June 26, 2023	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer